UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 17, 2008

PLIANT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-40067	43-2107725
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)

1475 Woodfield Road, Suite 700 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)

(847) 969-3300

(Company’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF CERTAIN OFFICER; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICER.

Pliant Corporation (“Pliant” or the “Company”) announced today the appointment of Thomas C. Spielberger as Senior Vice President and Chief Financial Officer, effective March 12, 2008.

Mr. Spielberger has many years of experience in business acquisitions and bond refinancings. Mr. Spielberger and Harold C. Bevis, President and Chief Executive Officer of Pliant, previously worked together at Jordan Industries, Inc. where Mr. Spielberger was Chief Financial Officer. Jordan Industries, Inc. is a private equity holding company and Mr. Spielberger worked there for 14 years. He has participated in over fifty acquisitions, multiple bond issuances and refinancings, numerous business dispositions and several initial public offerings. Mr. Spielberger will oversee the business acquisition program which has quickly gained momentum with many value-creating, deleveraging opportunities.

Mr. Spielberger brings to Pliant many years of experience with public filings with the United States Securities and Exchange Commission (the “SEC”), the Sarbanes-Oxley Act and has strong banking relationships. He has global chief financial officer skills and has overseen financial activities in many foreign countries. Mr. Spielberger is a Certified Public Accountant and holds an MBA in Finance from Columbia University and a BA in Accounting from State University of New York in Binghamton. Mr. Spielberger started his career with Ernst & Young LLP in New York. He joins Pliant directly from Gaslight Equity Group, LLC, a private equity group focused on acquisition of middle market entrepreneurial businesses, which he co-founded in 2003.

Mr. Spielberger replaces Joseph J. Kwederis as Senior Vice President and Chief Financial Officer. Mr. Kwederis has taken the new role of Senior Vice President, Finance & Accounting where he will focus primarily on the Company’s internal accounting and financial systems. Mr. Kwederis will report to Mr. Spielberger in his new role.

On March 14, 2008, we issued a press release announcing the election of Mr. Spielberger as Senior Vice President Chief Financial Officer. The press release is attached hereto as exhibit 99.1, and is incorporated herein by reference thereto.

As of March 12, 2008, the Board of Directors of the Company, by duly authorized unanimous written consent, elected Mr. Spielberger, 46, as Senior Vice President and Chief Financial Officer and Mr. Kwederis as Senior Vice President, Finance & Accounting, and accepted Mr. Kwederis’ resignation from his previous position as Senior Vice President and Chief Financial Officer. There is no family relationship between Mr. Spielberger and any other executive officer of the Company and Mr. Spielberger does not have a material interest in any transaction in which Pliant is a participant, as described in Item 404(a) of Regulation S-K.  This change was not due to any disagreement between Mr. Kwederis and Pliant.

The terms of Mr. Spielberger’s employment have not yet been determined, but will be disclosed in an amendment to this Report as soon as that information becomes available.

*              *              *

Cautionary Statement for Forward-Looking Information

Any disclosures in this Report and the exhibits hereto that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are subject to risks and uncertainties and are subject to change based upon a variety of factors that could cause actual results to differ materially from those we currently anticipate. Factors that could have a material and adverse impact on actual results are identified in the reports and documents Pliant files from time to time with the SEC. Pliant undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

ITEM 9.01. EXHIBITS

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PLIANT CORPORATION

Date: March 17, 2008	By: /s/ Stephen T. Auburn
Stephen T. Auburn
Vice President, General Counsel and Secretary